April 11, 2007

Securities and Exchange Commission
Washington, DC 20549

RE: VisiTrade, Inc.

Ladies and Gentlemen:

Visitrade, Inc. has the permission to use our audit opinion November 27, 2007 in the Company’s 10-SB filing.

Signed

/S/ Pollard-Kelley Auditing Services, Inc.

Pollard-Kelley Auditing Services, Inc.